SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant   [ X ]

Filed by a Party other than the Registrant   [ ]

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     (as permitted by Rule 14a-6(e)(2))
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[ ]  Soliciting Material Pursuant to Rule 240.14a-11(c) or Rule 240.14a-12

                         Inland Real Estate Corporation

                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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       paid previously.  Identify the previous filing by registration statement
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                         INLAND REAL ESTATE CORPORATION
                              2901 Butterfield Road
                           Oak Brook, Illinois  60523
                                 _______________

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 _______________

To the Stockholders of
Inland Real Estate Corporation

     Please be advised that the annual meeting of stockholders of Inland Real Estate Corporation, a Maryland corporation (the "Company"), will be convened at the executive offices of the Company, 2901 Butterfield Road, Oak Brook, Illinois on March 19, 1998, at 9:00 a.m. central standard time (the "Annual Meeting"). All stockholders of record of the Company as of the close of business on January 31, 1998 (the "Stockholders") are entitled to attend the Annual Meeting. At the Meeting, you will be asked:

     (1) To elect five (5) directors to hold office until the next annual meeting of Stockholders or otherwise as provided in the Company's Second Articles of Amendment and Restatement;

     (2) To concur in the selection of KPMG Peat Marwick LLP as the Company's principal independent public accountants for the fiscal year ended December 31, 1998;

     (3) To approve a proposal to amend the Company's "Investment Objectives and Policies" to expand the geographic area in which the Company may acquire properties from an area primarily within a 150 mile radius of the Company's headquarters located in Oakbrook, Illinois to an area primarily within a 400 mile radius of the Company's headquarters and to permit the Company to acquire "Community Centers" within that region;

     (4) To approve a proposal to amend the Company's "Investment Objectives and Policies" to permit the Company to enter into joint venture or partnership arrangements with entities unaffiliated with the Company's Advisor (as defined herein) or its affiliates;

     (5) To approve a proposal to amend the Company's "Investment Objectives and Policies" to permit the Company, subject to certain limitations, to construct and develop properties and render services in connection therewith;

     (6) To approve a proposal to amend Article VI, Section 6(a) and (b) of the Company's Second Articles of Amendment and Restatement, to permit the Company to indemnify its officers, employees and agents to the fullest extent permitted by Maryland statutory or decisional law;

     (7) To approve a proposal to amend Article V of the Company's Second Articles of Amendment and Restatement to define the term "Prospectus"; and

     (8) To transact such other business as may properly come before the Annual Meeting, or any adjournment thereof.

     The Board of Directors of the Company has fixed the close of business on January 31, 1998, as the record date (the "Record Date") for the determination of Stockholders entitled to notice of and to vote at the Meeting.

     With respect to Proposal No. 1, the five individuals receiving the highest number of votes will be elected as Directors. Approval of Proposal No. 2 requires the affirmative vote of a majority of the shares of the Company's common stock present in person or represented by proxy and eligible to vote at
the Annual Meeting, a quorum being present.   With respect to Proposal Nos. 3
through 7, approval requires the affirmative vote of a majority of the Company's outstanding shares of common stock entitled to vote thereon. Accordingly, whether or not you plan to attend the Annual Meeting, please complete, sign and date the accompanying proxy card and return it in the enclosed postage-paid envelope. You may revoke your proxy in the manner described in the accompanying Proxy Statement at any time before it has been voted at the Annual Meeting. If you attend the Annual Meeting, you may vote in person, even if you have previously returned your proxy card. Your prompt cooperation will be greatly appreciated. This solicitation is authorized by and is made on behalf of the Company's board of directors.

                                               Sincerely,

                                               /s/ Robert D. Parks
                                               Robert D. Parks
                                               President and
                                               Chief Executive Officer


     The Company's Annual Report for the fiscal year ended December 31, 1997 is enclosed with this notice and Proxy Statement.


                                 PROXY STATEMENT
                                       FOR
                        ANNUAL MEETING OF STOCKHOLDERS OF
                         INLAND REAL ESTATE CORPORATION

     This proxy statement ("Proxy Statement") is being furnished to holders of common stock, par value $0.01 per share (the "Common Stock"), of Inland Real Estate Corporation (the "Company"), in connection with the solicitation of proxies by the Company's board of directors for use at the Company's annual meeting (the "Annual Meeting") of stockholders to be held at the Company's executive offices located at 2901 Butterfield Road, Oak Brook, Illinois, on March 19, 1998 at 9:00 a.m. central time and at any and all adjournments of that meeting (the "Meeting"). This Proxy Statement, the enclosed notice and proxy were first sent or given to stockholders on or about February 9, 1998.

     Proxies properly executed and returned in a timely manner will be voted at the Annual Meeting in accordance with the directions noted thereon. If no direction is indicated, they will be voted "for" each proposal set forth on the Notice of Annual Meeting and on any other matter in accordance with the judgment of the persons acting under the proxies on other matters presented for a vote. Any stockholder giving a proxy has the power to revoke it at any time before it is voted, either in person at the meeting, by written notice to the Company's Secretary or by delivery of a later-dated proxy.

     At the Annual Meeting, holders of the Company's common stock outstanding on January 31, 1998 (the "Record Date") will be asked to consider and vote upon:
(i) nominees to serve on the Company's board of directors; (ii) a proposal to concur in the selection of KPMG Peat Marwick LLP as the Company's principal independent accountants for the fiscal year ending December 31, 1998; (iii) a proposal to amend the Company's Investment Objectives and Policies to expand the geographic area in which the Company may acquire properties from an area within a 400 mile radius of the Company's headquarters and to permit the Company to acquire "Community Centers" within that region; (iv) a proposal to amend the Company's Investment Objectives and Policies to permit the Company to enter into joint venture or other partnership arrangements with entities unaffiliated with the Company's Advisor (as defined herein) or its affiliates; (v) a proposal to amend the Company's Investment Objectives and Policies to permit the Company, subject to certain limitations described herein, to construct and develop properties and render services in connection therewith; (vi) a proposal to amend
Article VI, Section 6(a) and (b) of the Company's Second Articles of Amendment and Restatement (the "Certificate of Incorporation"), to permit the Company to indemnify its officers, agents and employees to the fullest extent permitted by Maryland statutory or decisional law; (vii) a proposal to amend Article V of the Certificate of Incorporation to define the term "Prospectus"; and (viii) to transact such other business as may properly come before the Annual Meeting, or any adjournment thereof.

     The Company's executive offices are located at 2901 Butterfield Road, Oak Brook, Illinois 60523 (telephone number (630) 218-8000). Proxy materials will be mailed to stockholders on or about February 15, 1998.

     Stockholders who wish to attend the Annual Meeting are urged to contact Roberta S. Matlin (630) 218-8000. The Company will bear all costs associated with soliciting proxies, including the cost of preparing, printing and mailing this Proxy Statement. In addition to the use of the mails, proxies may be solicited by the Company's directors, officers and employees, including officers and employees of the Company's Advisor. None of these individuals will receive additional compensation for doing so, but they may be reimbursed for out-of-pocket expenses associated with the solicitation.

     On the Record Date, the Company had 26,945,505 shares of Common Stock outstanding. Each share entitles the holder thereof to one vote. Only Stockholders of record on the Record Date are entitled to vote at the Annual Meeting or any adjournments thereof. A quorum, consisting of the holders of at least a majority of the issued and outstanding shares eligible to vote, must be present, in person or by proxy, at the Annual Meeting for valid Stockholder action to be taken.

     A copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 is being mailed to Stockholders concurrently with this Proxy Statement and is incorporated herein by reference.

     STOCKHOLDERS SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROXY STATEMENT OR INCORPORATED BY REFERENCE. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT IN CONNECTION WITH THE SOLICITATION MADE BY THIS PROXY STATEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THE DELIVERY OF THIS PROXY STATEMENT SHALL NOT, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROXY STATEMENT OR IN THE COMPANY'S AFFAIRS SINCE THE DATE HEREOF. THIS PROXY STATEMENT DOES NOT CONSTITUTE A SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH THE SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING THE SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE A SOLICITATION.

                              AVAILABLE INFORMATION

     The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy materials and other information with the Securities and Exchange commission (the "Commission"). Such reports, proxy materials and other information concerning the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; The Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and at Seven World Trade Center, Suite 1300, New York, New York 10048. Copies can be obtained by mail from the Commission at prescribed rates from the Public Reference Section of the Commission at its principal office at Judiciary Plaza 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a site of the World Wide Web at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.


                    MATTERS TO BE CONSIDERED BY STOCKHOLDERS

Purpose of the Meeting

     At the Annual Meeting which will be held at the Company's executive offices located at 2901 Butterfield Road, Oak Brook, Illinois 60523, on March 19, 1998, at 9:00 a.m. central time, Stockholders will be asked to consider and vote upon the following proposals:

          Proposal No. 1: To elect five individuals as Directors of the Company to hold office until the next Annual Meeting of Stockholders, or otherwise as provided in the Company's Certificate of Incorporation.

          Proposal No. 2: To concur in the selection of KPMG Peat Marwick LLP as the Company's principal independent public accountants for the fiscal year ended December 31, 1998.

          Proposal No. 3: To approve a proposal to amend the Company's Investment Objectives and Policies to expand the geographic area in which the Company may acquire properties from an area primarily within a 150 mile radius of the Company's headquarters located in Oak Brook, Illinois, to an area primarily within a 400 mile radius of the Company's headquarters and to permit the Company to acquire "Community Centers" within that region.

          Proposal No. 4: To approve a proposal to amend the Company's Investment Objectives and Policies to permit the Company to enter into joint venture or other partnership arrangements with entities unaffiliated with the Company's Advisor or its affiliates.

          Proposal No. 5: To approve a proposal to amend the Company's Investment Objectives and Policies to permit the Company, subject to certain limitations described herein, to construct and develop properties and render services in connection therewith.

          Proposal No. 6: To approve a proposal to amend Article VI, Section 6(a) and (b) of the Company's Certificate of Incorporation to permit the Company to indemnify its officers, agents and employees to the fullest extent permitted by Maryland statutory or decisional law.

          Proposal No. 7: To approve a proposal to amend Article V of the Company's Certificate of Incorporation to define the term "Prospectus."

Quorum and Voting Rights; Proxies

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by an inspector of election appointed for the Annual Meeting who will determine whether or not a quorum is present. The presence in person or by properly executed proxy of the holders of a majority of the issued and outstanding shares of the Company's Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. Abstentions and broker non-votes will be treated as shares that are present at the Annual Meeting for purposes of determining whether a quorum exists, but will not be counted as votes in favor of, or votes opposed to, Proposal No. 2 since the vote to approve that proposal requires approval of a majority of the shares present in person or represented by proxy and eligible to vote at the Annual Meeting. Abstentions and broker non-votes will not have an impact on the election of directors since the five individuals receiving the highest number of votes will be elected directors. Since approval of Proposals 3 through 7 requires the affirmative vote of a majority of the Company's outstanding shares of Common Stock entitled to vote thereon, abstention and broker non-votes will have the same effect as votes against the particular proposal.

     Stockholders are entitled to one vote per share. Only holders of shares of Common Stock on the Record Date will be entitled to notice of and to vote at the Annual Meeting. As of the Record Date, 26,945,505 shares of Common Stock were issued and outstanding.

     All shares of Common Stock represented by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated thereon. Shares not represented by properly executed proxies will not be voted. If no instructions are indicated in an otherwise properly executed proxy, the shares will be voted in favor of each proposal or nominee, and in accordance with the judgment of the persons acting under the proxies on other matters presented for a vote. A Stockholder who has given a proxy may revoke it at any time before it is exercised by : (i) giving written notice thereof to the board of directors before the proxy is voted at the Annual Meeting; (ii) signing and returning a later-dated proxy; or (iii) attending the Annual Meeting and voting the shares in person. Merely attending the Annual Meeting will not, by itself, revoke a proxy.

PROPOSAL NO. 1: To elect five individuals to serve as directors to hold office until the next annual meeting of stockholders, or otherwise as provided in the Company's Certificate of Incorporation.

     A total of five individuals will be elected at the Annual Meeting, each to serve as directors until the next annual meeting of stockholders or otherwise as provided in the Certificate of Incorporation. The Company's Certificate of Incorporation requires the board of directors to be comprised of a majority of the individuals who: (i) are not affiliated, directly or indirectly, with the Company or Inland Real Estate Advisory Services, Inc. (the "Advisor"), whether by ownership of, ownership interest in, employment by, any material business or professional relationship with, or as an officer or director of the Company, the Advisor or its affiliates; (ii) do not serve as a director for more than two other real estate investment trusts organized by the Company or the Advisor; and
(iii) perform no other services for the Company, except as directors. Individuals meeting this standard are hereinafter referred to as "Independent Directors." Unless instructions to the contrary are given, the persons named as proxy voters in the accompanying proxy, or their substitutes, will vote for the nominees set forth below for director with respect to all proxies received by the Company. If any nominee should become unavailable for any reason, the votes will be cast for a substitute nominee designated by the Independent Directors with respect to the unavailability of an Independent Director and by the remaining directors with respect to the unavailability of any other nominee.

     The names of the nominees for Independent Director and certain information regarding each of them are set forth below.

     Joel G. Herter 60. Independent Director of the Company since 1997, Mr. Herter is a senior partner of Wolf & Company LLP ("Wolf") where he has been employed since 1978. Mr. Herter graduated from Elmhurst College in 1959 with a Bachelor of Science degree in business administration. His business experience includes accounting and auditing, tax and general business services including venture and conventional financing, forecasts and projections and strategic planning to a variety of industries. From 1978 to 1991, Mr. Herter served as managing partner for Wolf. Mr. Herter is a member of the American Institute of Certified Public Accountants and the Illinois CPA Society and was a past president and director of the Elmhurst Chamber of Commerce and was appointed by Governor Thompson of the State of Illinois to serve on the 1992 World's Fair Authority. Mr. Herter currently serves as chairman of the Board of Trustees, Elmhurst Memorial Hospital; director of Suburban Bank and Trust Company; "chairman elect" of the Board of Trustees, Elmhurst College; chairman of the DuPage Water Commission; treasurer to the House Republican Campaign Committee and Friends of Lee Daniels Committee; treasurer for Illinois Attorney General Jim Ryan. Mr. Herter has also been appointed by Governor Edgar of the State of Illinois to the Illinois Sports Facilities Authority.

     Heidi N. Lawton 36. Independent Director of the Company since October 1994, Ms. Lawton is managing broker, owner and president of Lawton Realty Group, an Oak Brook, Illinois real estate brokerage firm which she founded in 1989. The firm specializes in commercial, industrial and investment real estate brokerage. Ms. Lawton is responsible for all aspects of the operations of the company, including structuring real estate investments, procuring partner/investors, acquiring land and properties and obtaining financing for development and/or acquisition. Prior to founding Lawton Realty Group and while she was earning her B.S. Degree in business management from the National College of Education, Ms. Lawton was managing broker for VCR Realty in Addison, Illinois. Ms. Lawton has been licensed as a real estate professional since 1982 and has served as a member of the Certified Commercial Investment Members, secretary of the Northern Illinois Association of Commercial Realtors, and is a past board member and commercial director of the DuPage Association of Realtors.

     Roland W. Burris 60. Independent Director of the Company since January 1996, Mr. Burris has been the Managing Partner of Jones, Ware & Grenard, a Chicago law firm, since June 1995, where he practices primarily in the areas of environmental, banking and consumer protection law. From 1973 to 1995, Mr. Burris held various governmental positions in the State of Illinois including State Comptroller (1979 to 1991) and Attorney General (1991 to 1995). Mr. Burris completed his undergraduate studies at Southern Illinois University in 1959 and studied international law as an exchange student at the University of Hamburg in Germany. Mr. Burris graduated from Howard University Law School in 1963. Mr. Burris serves on the board of the Illinois Criminal Justice Authority, the Financial Accounting Foundation, the Law Enforcement Foundation of Illinois, the African American Citizens Coalition on Regional Development and the Boy Scouts of America. He currently serves as chair of the Illinois State Justice Commission and is an adjunct professor in the Master of Public Administration Program at Southern Illinois University.

     The names of the remaining nominees and certain information regarding each of them is set forth below.

     Robert D. Parks 54. President, Chief Executive Officer, Chief Operating Officer and Director of the Company since its formation in 1994. Mr. Parks joined The Inland Group, Inc. ("TIGI") and its affiliates in 1968. Mr. Parks is a Director of TIGI and is Chairman of Inland Real Estate Investment Corporation ("IREIC") and is a Director of both Inland Securities Corporation and the Advisor. Mr. Parks is responsible for the ongoing administration of existing partnerships, corporate budgeting and administration for IREIC. In this capacity he oversees and coordinates the marketing of all investments nationwide and has overall responsibility for investor relations. Mr. Parks received his B.A. Degree from Northeastern Illinois University in 1965 and M.A. from the University of Chicago in 1968. He is a registered Direct Participation Program Principal with the National Association of Securities Dealers, Inc. and a licensed real estate broker. He is a member of the Real Estate Investment Association and the National Association of Real Estate Investment Trusts.

     G. Joseph Cosenza 54. Director of the Company since its formation in 1994. Mr. Cosenza is a Director and Vice Chairman of The Inland Group, Inc. Mr. Cosenza oversees, coordinates and directs TIGI's many enterprises and, in addition, immediately supervises a staff of eight property acquisition personnel. Mr. Cosenza has been a consultant to other real estate entities and lending institutions on property appraisal methods. Mr. Cosenza received his B.A. Degree from Northeastern Illinois University in 1966 and his M.S. Degree from Northern Illinois University in 1972. From 1967 to 1968, Mr. Cosenza taught at the LaGrange School District in Hodgkins, Illinois, and from 1968 to 1972, he served as Assistant Principal and taught in the Wheeling, Illinois School District. Mr. Cosenza has been a licensed real estate broker since 1968 and an active member of various national and local real estate associations, including the National Association of Realtors and the Urban Land Institute.
Mr. Cosenza has also been chairman of the board of American National Bank of DuPage, and has served on the board of directors of Continental Bank of Oakbrook Terrace. He is presently chairman of the board of Westbank, in Westchester, Illinois.

Executive Officers

     Roberta S. Matlin 53. Vice President - Administration of the Company since March 1995. Ms. Matlin joined TIGI in 1984 as Director of Investor Administration and currently serves as Senior Vice President - Investments of IREIC directing the day-to-day internal operations. Ms. Matlin is a Director of both Inland Securities Corporation and the Advisor. Prior to joining TIGI, Ms. Matlin was employed for eleven years by the Chicago Region of the Social Security Administration of the United States Department of Health and Human Services. Ms. Matlin received her B.A. Degree from the University of Illinois in 1966 and is registered with the NASD as a general securities principal.

     Kelly Tucek 35. Secretary, Treasurer and Chief Financial Officer of the Company since August 1996. Ms. Tucek joined TIGI in 1989 and is an Assistant Vice President of IREIC. Ms. Tucek is responsible for the Investment Accounting Department which includes the accounting for the Company and all public limited partnership accounting functions along with quarterly and annual SEC filings. Prior to joining TIGI, Ms. Tucek was on the audit staff of Coopers and Lybrand since 1984. She received her B.A. Degree in Accounting and Computer Science from North Central College in 1984.

     Patricia A. Challenger 45. Assistant Secretary of the Company since March 1995. Ms. Challenger joined TIGI in 1985. She is currently a Senior Vice President of IREIC in charge of the Asset Management Department where she is responsible for developing operating and disposition strategies for properties owned by IREIC related entities. Ms. Challenger received her B.S. Degree from George Washington University in 1975 and her Master's Degree from Virginia Tech University in 1980. Ms. Challenger was selected and served from 1980 to 1984 as Presidential Management Intern, where she was part of a special government-wide task force to eliminate waste, fraud and abuse in government contracting and also served as Senior Contract Specialist responsible for capital improvements in 109 governmental properties. Ms. Challenger is a licensed real estate broker, NASD registered securities sales representative and is a member of the Urban Land Institute.

Director Compensation

     The Independent Directors are paid an annual fee of $1,000 plus $250 for each board meeting attended in person or by telephone. In addition, each year on the date of the Company's Annual Meeting, each Independent Director then in office receives a grant of options to purchase 500 shares of the Company's Common Stock at an exercise price equal to the then fair market value of the stock. Messrs. Parks and Cosenza do not receive any fees or other remuneration for serving as a Director of the Company since each of them is affiliated with the Advisor or its affiliates.

Board Meetings and Committees

     The board of directors met five times in person during the fiscal year ended December 31, 1997. The board has not established any nominating, compensation or other committees or groups performing similar functions other than an audit committee comprised of Ms. Lawton and Mr. Burris. This committee recommends engagement of the Company's independent accountants, approves services performed by these accountants, and reviews and evaluates the Company's accounting system and its system of internal accounting controls. This committee met four times during the fiscal year ended December 31, 1997.

     Under the Company's Bylaws, nominations for the election of directors may be made by any stockholder of the Company entitled to vote in the election of directors, but only if written notice of the Stockholder's intent to make the nomination has been received by the Company at its principal executive offices not less than 75 days nor more than 180 days prior to the anniversary of the preceding year's annual meeting; provided, however, that if the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date, notice by the Stockholder must be delivered not earlier than the 90th day prior to the annual meeting and not later than the close of business on the later of the 60th day prior to the annual meeting or the 10th day following the day on which public announcement of the annual meeting is first made. The Stockholder's notice must set forth: (i) the name of each person the Stockholder proposes to nominate for election or reelection as a director and any other information that is required to be disclosed in solicitation of proxies for election of directors pursuant to Regulation 14A of the Securities Exchange Act of 1934; and (ii) the name and address of the Stockholder as it appears on the Company's books and that of any beneficial owner, as well as the class and number of shares of stock owned directly or indirectly by the Stockholder.

     Notwithstanding the above, if the number of directors to be elected to the board is increased and there is no public announcement naming all of the nominees or specifying the size of the increased board at least 70 days prior to the anniversary of the preceding year's annual meeting, the requisite notice will be considered timely, but only with respect to nominees for any new positions created by the increase, if it is delivered to the Company's Secretary at the Company's principal executive offices not later than the close of business on the 10th day following the day on which public announcement of the upcoming annual meeting is first made by the Company.

Executive Compensation

     The Executive Officers of the Company do not receive compensation from the Company for services rendered to the Company. Each of these individuals are employees, officers and/or directors of the Advisor and/or its affiliates and are compensated by these entities, in part, for their services to the Company.

     Under the Company's agreement with the Advisor, the Advisor bears all expenses incurred by it in connection with performing its duties, including expenses associated with employee compensation. The Advisor receives a fee equal to not more than 1% of the Company's "Average Invested Assets" which, for these purposes, means, for any period, the average of the aggregate book value of the Company's assets invested, directly or indirectly, in equity interest and in loans secured by real estate, before reserves for depreciation or bad debts or other similar non-cash reserves computed by taking the average of these values at the end of each month during the period. This fee is paid to the Advisor by the Company on a quarterly basis, but is subordinated to the payment of distributions to the Company's Stockholders in an amount equal to a non-compounded return of 8% per annum on a Stockholder's invested capital. An affiliate of the Advisor, Inland Commercial Property Management, Inc. also receives a fee for managing the Company's properties equal to not more than 4 1/2% of the gross income earned from the Company's properties. This fee is paid monthly. For the year ended December 31, 1997, the Company incurred and paid advisor asset management fees of $843,000 and incurred and paid property management fees of approximately $1,120,000. The Advisor also receives reimbursement for actual out-of-pocket acquisition expenses up to 1/2% of the proceeds raised in each public offering of securities by the Company to reimburse the Advisor for costs incurred in site selection and acquisition activities performed on behalf of the Company.

Recommendation of the Board: The board of directors hereby recommends and nominates Joel G. Herter, Heidi N. Lawton, Roland W. Burris, Robert D. Parks and
G. Joseph Cosenza for election as directors of the Company to serve until the next annual meeting of stockholders or otherwise as provided in the Company's Certificate of Incorporation.

     Vote Required. The five nominees receiving the highest vote totals (a majority of which must be Independent Directors) cast by Stockholders present in person or by proxy and eligible to vote at the Meeting, a quorum being present, will be elected as Directors of the Company.

PROPOSAL NO. 2: To concur in the appointment by the board of directors of KPMG Peat Marwick LLP as the Company's principal independent accountants for the fiscal year ending December 31, 1998.

     The board believes that KPMG Peat Marwick LLP is knowledgeable about the Company's operations and accounting practices and is well qualified to act in the capacity of its principal independent accountants. Therefore, the board has selected KPMG Peat Marwick LLP to act as the Company's principal independent accountants to examine the Company's consolidated financial statements for the fiscal year ended December 31, 1998. Although the selection of independent accountants does not require the approval of the Company's stockholders, the board believes it is desirable to obtain the concurrence of the stockholders to this selection. Due to the difficulty and expense involved in retaining another independent accounting firm on short notice, the board does not contemplate appointing another firm to act as the Company's independent accountants for the fiscal year ended December 31, 1998 if the Stockholders do not concur in the appointment of KPMG Peat Marwick LLP. Instead, the board will consider the vote as advice in making its selection of independent accountants for the following year.

     Representatives of KPMG Peat Marwick LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Recommendation of the Board: The board of directors recommends that the Stockholders concur in the following resolution which will be presented for a vote of the Stockholders at the Annual Meeting:

          RESOLVED, that the Stockholders concur in the appointment by the board of directors of KPMG Peat Marwick LLP to serve as the Company's principal independent accountants for the fiscal year ended December 31, 1998.

     Vote Required. The affirmative vote of a majority of the votes cast by Stockholders present in person or by proxy and eligible to vote at the Meeting, a quorum being present, is required to adopt the foregoing resolution.

PROPOSAL NO. 3: To approve a proposal to amend the Company's Investment Objectives and Policies as set forth in the Prospectus to expand the geographic area in which the Company may acquire properties from an area within a 150 mile radius of the Company's headquarters located in Oak Brook, Illinois, to an area primarily within a 400 mile radius of the Company's headquarters and to permit the Company to acquire "Community Centers" within that region.

     The Company was formed to acquire existing Neighborhood Retail Centers (as defined in the Company's Prospectus) located primarily within a 150 mile radius of its headquarters in Oak Brook, Illinois, a Chicago suburb, where the Advisor and its affiliates maintain their acquisition and property management headquarters. The limitations (imposed at the Company's inception) were designed so that the Company would purchase only those properties which could be efficiently managed and overseen by the Advisor and its affiliates. The Advisor believes that, given the growth of the Company's portfolio and the increase in asset management personnel, Neighborhood Retail Centers and Community Centers located within a 400 mile radius of the Company's headquarters can be managed and overseen by the Advisor and its affiliates in an efficient manner consistent with the intent of the original objectives and policies. Further, by expanding the geographic locale, the Advisor believes that the Company will be able to lessen the risk of adverse economic developments in any particular area within the Company's region. Therefore, the board has determined that increasing the area in which the Company would be permitted, and allowing the Company to acquire Community Centers in that area, would enhance the Company's ability to acquire suitable properties and enhance long-term stockholder value.

Recommendation of the Board: The board of directors recommends that the Stockholders concur in the following resolutions which will be presented for a vote of the Stockholders at the Annual Meeting:

          RESOLVED, that the Company's Investment Objectives and Policies set forth in the Prospectus be amended to permit the Company to acquire Neighborhood Retail Centers and Community Centers located primarily within a 400 mile radius of the Company's headquarters in Oak Brook, Illinois;

          FURTHER RESOLVED, that the definition of "Neighborhood Retail Center" contained in the Prospectus be amended by deleting the reference to "150 mile" and substituting "400 mile" therefor; and

          FURTHER RESOLVED, that the Prospectus (as defined in Proposal No. 7) be, and hereby is, amended to add the definition of "Community Center" which shall mean any property located primarily within an approximate 400 mile radius of the Oak Brook, Illinois headquarters of the Advisor leased primarily to one or more retail tenants with gross leasable area ranging from 150,000 square feet to 300,000 square feet.

     Vote Required. The affirmative vote of a majority of the Company's outstanding shares of Common Stock is required to adopt the foregoing proposal.

PROPOSAL NO. 4: To approve a proposal to amend the Company's Investment Objectives and Policies as set forth in the Prospectus to permit the Company to enter into joint venture or other partnership arrangements with entities unaffiliated with the Company's Advisor or its affiliates.

     The Company is permitted to invest in joint venture arrangements with other public real estate programs formed by the Advisor or any of its affiliates if a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in the transaction approve the transaction as being fair and reasonable to the Company and the investment by each joint venture partner is substantially on the same terms and conditions as those received by the other joint venture partners. Similarly, the Company is permitted to invest in general partnerships with affiliates of the Advisor other than publicly-registered Affiliates under certain circumstances. The Company is not, however, presently permitted to enter into joint venture or other partnership arrangements with entities unaffiliated with the Advisor and its affiliates.
The Advisor has advised the board, however, that this limitation has resulted in the Company being less competitive when compared to third parties in making property acquisition in acquiring properties from sellers who are desirous of transactions in tax advantaged structures. For example, the Advisor has advised the board that certain sellers of property are desirous of contributing their property to a partnership in exchange for partnership interests which are subsequently convertible into shares of the Company's Common Stock. In this type of arrangement typically referred to as a "DownREIT," the Company would serve as a general partner of the partnership owning the property and would own the remaining economic interest in the partnership. For tax purposes, a seller of property does not recognize gain or loss on the contribution of property to the partnership but, instead, would recognize gain or loss only on the conversion of the partnership interests into shares of the Company's Common Stock. Since the Company competes with a number of other real estate investment trusts who are able to purchase property with this type of structure, the Advisor believes that the Company is at a competitive disadvantage in acquiring properties since it is unable to form these type of joint venture or other partnership arrangements with unaffiliated sellers.

Recommendation of the Board: The board of directors recommends that the Stockholders concur in the following resolution which will be presented for a vote of the Stockholders at the Annual Meeting:

          RESOLVED, that the Company's Investment Objectives and Policies as set forth in the Prospectus be amended to permit the Company to enter into joint venture or other partnership arrangements with entities unaffiliated with the Company's Advisor or its affiliates.

     Vote Required. The affirmative vote of a majority of the Company's outstanding shares of Common Stock is required to adopt the foregoing proposal.

PROPOSAL NO. 5: To approve a proposal to amend the Company's Investment Objectives and Policies as set forth in the Prospectus to permit the Company, subject to compliance with the rules governing real estate investment trusts under the Internal Revenue Code of 1986, as amended (the "REIT Tax Requirements") to construct and develop properties and render services in connection therewith.

     The Company is permitted to purchase properties subject to completion of construction in accordance with terms and conditions specified by the Company. In these instances, the Company is typically obligated to purchase the property at the completion of construction so long as the construction conforms to definitive plans, specifications and costs approved by the Company so long as the Company receives a certificate of an architect, engineer or other appropriate party stating that the construction complies with all plans and specifications. The Company is not, however, permitted to construct or develop properties or to render any services in connection with such development or construction.

     The Advisor has advised the board that, in its view, the Company's investment opportunities will be enhanced if it has the option of undertaking construction and development activities. Further, the Advisor has advised the board that, in its view, the Company may be able to reduce overall purchase costs if the Company were to undertake construction and development rather than merely being limited to purchasing properties subject to completion of construction by a third party. Although the construction and development activities would expose the Company to certain risks such as cost overruns, carrying costs of projects under construction or development, availability and costs of materials and labor, weather conditions and government regulation, the board nevertheless has concluded that the Company's investment prospects would be enhanced by permitting the Company to engage in construction and development activities so long as such activities did not cause the Company to lose its status as a real estate investment trust under the Code. Generally, the REIT Tax Requirements limit the type of construction and development services a REIT can undertake without using independent contractors. The most recent IRS pronouncements indicate that a REIT and its employees can perform oversight and review functions, including reviewing the construction and tenant improvement design proposals, negotiating and contracting for feasibility studies and supervising compliance with local, state or federal laws and regulations, but state that the REIT must retain independent contractors to perform the actual physical construction work on tenant improvements, the installation of HVAC systems or the development of an entirely new project.

Recommendation of the Board: The board of directors recommends that the Stockholders concur on the following resolution which will be presented for a vote of the Stockholders at the Annual Meeting:

          RESOLVED, that the Company's Investment Objectives and Policies as set forth in the Prospectus be amended to permit the Company, subject to complying with the REIT Tax Requirements at all times, to construct and develop properties and render services in connection therewith.

     Vote Required. The affirmative vote of a majority of the Company's outstanding shares of Common Stock is required to adopt the foregoing proposal.

PROPOSAL NO. 6: To approve an amendment to Section 6(a) and (b) of the Company's Certificate of Incorporation to permit to the Company to indemnify its officers, agents and employees to the fullest extent permitted by Maryland statutory or decisional law.

     Under the Company's Certificate of Incorporation, the Company is required, to the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted, to indemnify and pay or reimburse reasonable expenses to any director or to the Advisor or its affiliates (each an "Indemnified Party") against any judgments, penalties, fines, settlements, and reasonable expenses (including attorneys' fees) actually incurred by the Indemnified Party in connection with the proceeding so long as: (i) the Indemnified Party determined in good faith that the course of conduct which caused the loss or liability was in the Company's best interest; (ii) the Indemnified Party was acting on behalf of or performing services in the part of the Company; (iii) the liability or loss was not the result of negligence or misconduct on the part of the Indemnified Party, except that if the Indemnified Party is or was an Independent Director, the loss or liability shall not have been the result of gross negligence or wilful misconduct; and (iv) such loss or liability is recoverable only out of the assets of the Company and not from the Stockholders. The Company is not permitted to indemnify any Indemnified Party for losses, liabilities, or expenses arising from or out of an alleged violation of federal or state securities laws except in very limited circumstances.

     Although each of the Company's officers, agents and employees are presently also officers, agents or employees of the Advisor or its affiliates and thus covered under the indemnification provisions described above, future officers, agents or employees of the Company may not be officers, agents or employees of the Advisor or its affiliates. The board, however, is desirous of providing the same type of indemnification protection to these individuals as it currently accords to the Advisor and its affiliates. The board believes it is necessary to provide this type of protection in order to be able to attract and retain qualified personnel to serve in these positions.

Recommendation of the Board: The board of directors recommends that the Stockholders concur in the following resolution which would be presented for a vote of the Stockholders at the Annual Meeting.

          RESOLVED, that Section 6(a) and (b) of the Company's Certificate of Incorporation be and hereby is deleted in its entirety and replaced in its entirety by the following:

               (a) The Company shall, to the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted and, without limiting the generality of the foregoing, in accordance with
          Section 2-418 of the Maryland Law, to indemnify and pay or reimburse reasonable expenses to any Director, the Advisor or its Affiliates and may so indemnify and reimburse the reasonable expenses of any officer, employee or agent of the Company (each an "Indemnified Party") provided, that: (i) the Indemnified Party determined in good faith, that the course of conduct which caused the loss or liability was in the best interest of the Company; (ii) the Indemnified Party was acting on behalf of performing services on the part of the Company;
          (iii) such liability or loss was not the result of negligence or misconduct on the part of the Indemnified Party, except that in the event the Indemnified Party is or was an Independent Director, such liability or loss shall not have been the result of gross negligence or wilful misconduct; and (iv) such indemnification or agreement to be held harmless is recoverable only out of the assets of the Company and not from the Stockholders.

               (b) The Company shall not indemnify any Director, officer, employee, agent or the Advisor or its Affiliates for losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made and the court considering their request has been advised of the position of the Securities and Exchange Commission (the "Commission") and the published opinions of the Tennessee Securities Division and any other state securities regulatory authority in which securities of the Company were offered and sold as to indemnification for securities law violations.

     Vote Required: The affirmative vote of a majority of the Company's outstanding shares of Common Stock is required to adopt the foregoing proposal.

PROPOSAL NO. 7:  To amend the Certificate of Incorporation to define
"Prospectus."

     The existing Certificate of Incorporation does not define the term "Prospectus." Since certain provisions of the Certificate of Incorporation as proposed to be amended contemplate use of this term, the board believes that it is advisable to define the term in the Certificate of Incorporation.

Recommendation of the Board: The board of directors recommends that the Stockholders approve the following amendment to the Company's Certificate of
Incorporation:

          RESOLVED, that Article V of the Company's Certificate of Incorporation be and hereby is amended to add the following definition:

               "Prospectus" means any document, notice, or other communication satisfying the standards set forth in the Section 10 of the Securities Act of 1933, as amended, and contained in a currently effective registration statement filed by the Company with, and declared effective by, the Securities and Exchange Commission, or if no registration statement is currently effective, then the Prospectus contained in the most recently effective registration statement.

     Vote Required. The affirmative vote of a majority of the Company's outstanding shares of Common Stock is required to adopt the foregoing proposal.





                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT


     The following table sets forth certain information regarding beneficial ownership of the Company's shares of common stock as of January 31, 1998, by:
(i) each person who is known by the Company to own more than five percent (5%) of the Company's common stock; (ii) the Directors, any nominees for Directors, and each of the Company's Officers; and (iii) all current Officers and Directors as a group. Share amounts and percentages shown for each person or entity are adjusted to give effect to shares of the Company's common stock that are not outstanding but may be acquired by a person or entity upon exercise of all options and warrants exercisable by such entity or person within sixty (60) days of February 9, 1998. However, those shares of common stock are not deemed to be outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by any other person.

                                                       Shares Beneficially Owned
     Name and Address of Beneficial Owner                 Number       Percent

     Robert D. Parks (a)(b)                             23,043.0499       *
     G. Joseph Cosenza (a)(b)                           22,569.061        *
     Roland W. Burris (c)(f)                             2,032.3295       *
     Joel G. Herter (d)(f)
     Heidi N. Lawton (e)(f)                                 --            *
     Patricia A. Challenger (a)                          1,988.95
     Roberta S. Matlin (a)                                 198.9012       *
     Kelly Tucek (a)                                        --            *
     Directors and Executive Officers as a Group        49,832.2916       *
     (six persons)
  ___________________________
  (a) The business address of each of Messrs. Parks and Cosenza, Ms. Challenger, Matlin and Tucek is c/o The Inland Group, Inc., 2901 Butterfield Road, Oak Brook, Illinois 60523.

  (b) Includes 20,000 Shares owned by the Advisor. The Advisor is a wholly-owned subsidiary of Inland Real Estate Investment Corporation, which is an affiliate of The Inland Group, Inc. Messrs. Parks and Cosenza are control persons of The Inland Group, Inc. and disclaim beneficial ownership of Shares owned by the Advisor.

  (c) The business address of Mr. Burris is c/o Jones, Ware & Grenard, 180 North LaSalle Street, Suite 3800, Chicago, Illinois 60601.

  (d) The business address of Mr. Herter is Wolf & Company LLP, 2100 Clearwater Drive, Oakbrook, Illinois 60523.

  (e) The business address of Ms. Lawton is c/o Lawton Realty Group, 2100 Clearwater Drive, Suite 106, Oak Brook, Illinois 60523.

  (f) Does not include 3,500, 4,000 and 4,500 Shares issuable upon exercise of options granted to Mr. Herter, Mr. Burris and Ms. Lawton, respectively, pursuant to the Company's Independent Director Stock Option Plan.

  * Less than 1% of the Company's outstanding shares of Common Stock, as of the date hereof.

                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT


     Section 16(a) of the Exchange Act requires the Company's Officers and Directors, and persons who own more than ten percent (10%) of a registered class of the Company's equities securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with Securities and Exchange Commission (the "SEC"). These Officers, Directors, and individuals, entities or groups holding ten percent (10%) or more of the Company's outstanding shares of common stock are also required by SEC rules to furnish the Company with copies of all forms they file.

     Based solely on a review of the copies of the forms received by the Company or written representations from certain reporting persons, the Company believes that, during the fiscal year ended December 31, 1997, all Section 16(a) filing requirements applicable to its Officers, Directors, and individuals, entities or groups holding ten percent (10%) or more of the Company's outstanding shares of common stock were met.


                              STOCKHOLDER PROPOSALS


     Stockholder proposals for the Annual Meeting of Stockholders for the fiscal year ended December 31, 1998 will not be included in the Company's Proxy Statement for that meeting unless received by the Company at its executive office in Oak Brook, Illinois, on or prior to November 19, 1998. These proposals must also meet the other requirements of the rules of the Securities and Exchange Commission relating to stockholder proposals.





                                  OTHER MATTERS


As of the date of this Proxy Statement, the above is the only business known to management to be acted upon at the Annual Meeting. However, if other matters not known to management should properly come before the Annual Meeting, the persons appointed by the signed proxy intend to vote it in accordance with their best judgment.

                                   By the order of the Board of Directors,


                                   /s/ Robert D. Parks
                                   Robert D. Parks
                                   President and
                                   Chief Executive Officer
Oak Brook, Illinois
February 9, 1998


     YOUR VOTE IS IMPORTANT. THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.






                                     [Front]

                            PROXY FOR ANNUAL MEETING

This Proxy is Solicited on Behalf of the Board of Directors
Inland Real Estate Corporation
2901 Butterfield Road
Oak Brook, Illinois  60523

The undersigned hereby appoints Roberta S. Matlin and Kelly Tucek, or any of them as Proxies, with full power of substitution to vote, as directed, all the shares of common stock of Inland Real Estate Corporation held of record by the undersigned on January 31, 1998, at the Annual Meeting of Stockholders to be held on March 19, 1998 or any adjournment thereof. This Proxy authorizes each of them to vote in their discretion on any matter that may properly come before the Annual Meeting or any adjournment thereof.

1.  ELECTION OF DIRECTORS (Mark only one box)

     FOR / /                       WITHHOLD AUTHORITY / /
     all nominees listed below     to vote for all nominees listed below
     (except as marked to the
     contrary below)

Robert D. Parks; G. Joseph Cosenza; Joel G. Herter; Heidi N. Lawton; Roland W. Burris

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list above.)

2. PROPOSAL TO CONCUR IN THE SELECTION OF KPMG PEAT MARWICK LLP AS THE COMPANY'S PRINCIPAL INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDED DECEMBER 31, 1998 (MARK ONLY ONE BOX)

                FOR / /          AGAINST / /          ABSTAIN / /

3. PROPOSAL TO AMEND THE COMPANY'S INVESTMENT OBJECTIVES AND POLICIES TO EXPAND THE GEOGRAPHIC AREA IN WHICH THE COMPANY MAY ACQUIRE PROPERTIES FROM AN AREA PRIMARILY WITHIN A 150 MILE RADIUS OF THE COMPANY'S HEADQUARTERS LOCATED IN OAK BROOK, ILLINOIS, TO AN AREA PRIMARILY WITHIN A 400 MILE RADIUS OF THE COMPANY'S HEADQUARTERS AND TO PERMIT THE COMPANY TO ACQUIRE "COMMUNITY CENTERS" (AS DEFINED) WITHIN THAT REGION.

                FOR / /          AGAINST / /          ABSTAIN / /

4. PROPOSAL TO AMEND THE COMPANY'S INVESTMENT OBJECTIVES AND POLICIES TO PERMIT THE COMPANY TO ENTER INTO JOINT VENTURE OR PARTNERSHIP ARRANGEMENTS WITH ENTITIES UNAFFILIATED WITH THE COMPANY'S ADVISOR OR ITS AFFILIATES.

                FOR / /          AGAINST / /          ABSTAIN / /

5. PROPOSAL TO AMEND THE COMPANY'S INVESTMENT OBJECTIVES AND POLICIES TO PERMIT THE COMPANY, SUBJECT TO CERTAIN LIMITATIONS DESCRIBED HEREIN, TO CONSTRUCT AND DEVELOP PROPERTIES AND RENDER SERVICES IN CONNECTION THEREWITH.

                FOR / /          AGAINST / /          ABSTAIN / /

6. PROPOSAL TO AMEND ARTICLE VI, SECTION 6(a) AND (b) OF THE COMPANY'S SECOND ARTICLES OF AMENDMENT AND RESTATEMENT TO PERMIT THE COMPANY TO INDEMNIFY ITS OFFICERS, EMPLOYEES AND AGENTS TO THE FULLEST EXTENT PERMITTED BY MARYLAND STATUTORY OR DECISIONAL LAW.

                FOR / /          AGAINST / /          ABSTAIN / /

7. PROPOSAL TO AMEND ARTICLE V OF THE COMPANY'S SECOND ARTICLES OF AMENDMENT AND RESTATEMENT TO DEFINE THE TERM "PROSPECTUS."

                FOR / /          AGAINST / /          ABSTAIN / /


8. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR Proposals 1, 2, 3, 4, 5, 6 and 7.

Please sign exactly as name appears below.

_____________________________________
(Affix Mailing Label Here)


                                 [Reverse Side]

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

When shares are held by joint tenants, both should sign. When signing as executor, trustee, guardian or in another representative capacity, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

______________________________________
Signature of Stockholder

______________________________________
Signature, if held jointly

Date:_________________________________


If signing as attorney, executor, administrator, trustee or guardian or on behalf of an entity (corporation, partnership, etc.), please indicate office or capacity.


Title: _______________________________


Vote must be indicated (x) in black or blue ink.  [X]